EXHIBIT 99.3

                      BCB FINANCIAL SERVICES CORPORATION

                       Special Meeting of Shareholders -
                    April __, 1998 at ____ _.m., Local Time
          This Proxy is Solicited on Behalf of the Board of Directors

            The undersigned shareholder of BCB Financial Services Corporation ("BCB") hereby appoints [___________________________
and ________________________________] the proxies of the
undersigned (each with power of substitution and with all powers the undersigned would possess if personally present) to vote at the Special Meeting of Shareholders of BCB to be held on April __, 1998, and at any adjournment or postponement thereof (the "Meeting"), all the shares of Common Stock of BCB which the undersigned would be entitled to vote on the following proposals more fully described in the Joint Proxy Statement/Prospectus dated March __, 1998 for the Meeting in the manner specified and in the discretion of the named proxies on any other business that may properly come before the Meeting.

                             _____________________

            Please indicate on the reverse side of this card how your stock is to be voted. Unless you specifically direct otherwise, the shares represented by this proxy will be voted
"FOR" the following proposals.

                 (continued and to be signed on reverse side)


The DIRECTORS recommend a vote FOR

      Approval and adoption of the Agreement and Plan of Consolidation, dated as of November 18, 1997 (the
      "Agreement"), relating to the consolidation of BCB and Heritage Bancorp, Inc.

      FOR         AGAINST           ABSTAIN

      [  ]         [  ]               [  ]

      Approval of the proposal to adjourn the Meeting, if necessary, in the event there are not sufficient votes at the time of the Meeting to approve the Agreement.

      FOR         AGAINST           ABSTAIN

      [  ]         [  ]               [  ]

                                    NOTE:  Your signature should appear
                                    as your name appears hereon.  When
                                    shares are held by joint tenants,
                                    both should sign.  When signing as
                                    attorney, executor, administrator,
                                    trustee or guardian, please give
                                    full title as such.  If a
                                    corporation, please sign in full
                                    corporate name by the President or
                                    other authorized officer.  If a
                                    partnership, please sign in
                                    partnership name by authorized
                                    person.

                                    Please sign, date and return the
                                    proxy card promptly using the
                                    enclosed envelope.

                                    Dated:_______________________, 1998

                                    ___________________________________
                                               (Signature)

                                    ___________________________________
                                         (Signature if held jointly)